[NNN Healthcare/Office REIT, Inc. logo]

Scott D. Peters, Chief Executive Officer NNN Healthcare/Office REIT, Inc. 1551 N. Tustin Ave., Suite 300	Media Contact: Jill Swartz 714-667-8252 ext. 251 jswartz@1031nnn.com

Santa Ana, CA 92705
714-667-8252
speters@1031NNN.com

NNN HEALTHCARE/OFFICE REIT ACQUIRES
THE GALLERY PROFESSIONAL BUILDING IN ST. PAUL, MINNESOTA

Board Approves Distribution Rate of 7.25%

Santa Ana, California, March 12, 2007 – NNN Healthcare/Office REIT, Inc., has acquired The Gallery Professional Building in St. Paul, Minnesota. The acquisition closed on March 9, 2007.

Additionally, the board of directors recently increased the rate for stockholder distributions to 7.25% per annum, which was effective as of the February 2007 monthly distribution.

“We continue to identify and acquire quality healthcare assets with strong cash flow that will support our dividend to investors,” explained Scott D. Peters, Chief Executive Officer of NNN Healthcare/Office REIT.

The Gallery Professional Building is an eight-story medical office building totaling more than 105,000 square feet of gross leaseable area in St. Paul’s thriving Central Business District, with easy access to I-94, I-35E and Minnesota Highway 52. The building is connected by skyway to St. Joseph’s Hospital, which recently announced an $80 million expansion that will include a 90-room patient tower. Currently, The Gallery Professional Building is approximately 68% leased to 14 tenants, including Summit Orthopedics, Medical Associates of Minnesota, and Health East Research Institute.

“With its close proximity to St. Joseph’s Hospital, The Gallery Professional Building is an exceptional acquisition for NNN Healthcare/Office REIT,” explained Danny Prosky, Vice President of Acquisitions for NNN Healthcare/Office REIT. “We expect this property to provide stable cash flow and long-term value for our investors.”

The Gallery Professional Building is the third acquisition by NNN Healthcare/Office REIT. As of March 7, 2007, NNN Healthcare/Office REIT has raised approximately $8,545,000 through its public offering.

NNN Realty Advisors, Inc., the sponsor of NNN Healthcare/Office REIT, Inc., is a nationwide commercial real estate asset management and services firm. NNN Realty Advisors and affiliates manage a growing portfolio of nearly 32.5 million square feet of real estate, including more than 6,600 apartment units, with a combined market value of approximately $4.3 billion. NNN Realty Advisors and affiliates are currently buying and selling properties throughout the United States, offering a full range of commercial real estate investments, including tenant-in-common (TIC) programs for investors structuring tax-deferred (like-kind) exchanges under Section 1031 of the Internal Revenue Code, real estate investment trusts (REITs), value added property funds, and institutional investments.

— MORE —

2 – 2 – 2 NNN H/O REIT ACQUIRES THE GALLERY PROFESSIONAL BUILDING

***

This press release contains certain forward-looking statements with respect to the future performance of The Gallery Professional Building and our ability to acquire strong healthcare assets in the future. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the company’s prospectus, as amended from time to time, and as detailed from time to time in our periodic reports, as filed with the Securities and Exchange Commission.